Exhibit 32.1

Certifications of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906

Of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the President and Chief Executive Officer and Vice President of Finance and Chief Financial Officer of Bioanalytical Systems Inc. (the “Company”), hereby certifies that, to the best of her knowledge:

(a)	the Form 10-K/A Annual Report of the Company for the year ended September 30, 2012 filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Jacqueline M. Lemke Jacqueline M. Lemke President and Chief Executive Officer and Vice President of Finance and Chief Financial Officer Date: October 11, 2013